Exhibit 99.1

April 16, 2015
Contact:	Douglas J. Glenn
President and Chief Executive Officer
(757) 217-1000

HAMPTON ROADS BANKSHARES ANNOUNCES PROPOSED MERGER OF SUBSIDIARY BANKS, TO OPERATE UNDER SHORE BANK BRAND
Hampton Roads Bankshares to Submit to Shareholders a Name Change to Shore Financial Corporation

Virginia Beach, Virginia, April 16, 2015:  Hampton Roads Bankshares, Inc. (the "Company") (Nasdaq:HMPR), the holding company for the Bank of Hampton Roads ("BHR") and Shore Bank, today announced that it intends to seek regulatory approval to merge its subsidiaries BHR (doing business as The Bank of Hampton Roads and Gateway Bank & Trust Company) and Shore Bank later this year into a single bank that will do business under the name Shore Bank.  In addition, subject to shareholder approval at its upcoming annual shareholder meeting in June, the Company plans to change its name from Hampton Roads Bankshares to Shore Financial Corporation.  The Company’s mortgage banking subsidiary, Gateway Bank Mortgage, which is based in Raleigh, North Carolina, and its specialty finance business, Shore Premier Finance, which is based in Baltimore, Maryland, will continue to operate under their respective names.  These proposed changes relate to the Company’s ongoing execution of its One Bank strategy and do not reflect any changes in ownership of the Company or its subsidiary banks.  The Company expects no changes in branches or other office locations in connection with the merger or name changes.

“With the ongoing successful implementation of our One Bank strategy, we are providing a consistently high quality banking experience to our customers and doing everything possible to ensure that our employees have fun coming to work every day,” said Douglas J. Glenn, President and Chief Executive Officer of the Company and Chief Executive Officer of BHR.    “The time has now come for us to operate under one brand and we believe that Shore Bank is an iconic expression of not just our geographic footprint, but also emblematic of our company’s culture and our legacy roots in the communities we serve.”

Mr. Glenn added, “While the signage may change on some of our branches, our operating vision of Making Dreams Come True will not.  Our clients will continue to be served by the same exceptional professionals they have come to know and our commitment excellence remains unwavering.”

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including statements about the anticipated performance of the Company’s personnel and future trends and strategies. Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to the Company’s failure to obtain regulatory or shareholder approval of the actions described herein and other factors described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Virginia Beach, Virginia. The Company’s primary subsidiaries are The Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”). The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, The Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as The Bank of Hampton Roads and Gateway Bank & Trust Co. Shore Bank serves the Eastern Shore of Virginia, eastern Maryland, and southern Delaware through eight banking offices, ATMs, and loan production offices in West Ocean City, Maryland and Rehoboth Beach, Delaware. Through various affiliates, the Banks also offer mortgage banking services and specialty marine financing. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

Additional Information and Where to Find It

In connection with the amendment to the Company’s articles of incorporation to change the Company’s name, the Company will file with the Securities and Exchange Commission (the “SEC”) and deliver to its shareholders a proxy statement seeking approval of the amendment to the articles of incorporation.  Shareholders of the Company are urged to read the definitive proxy statement when it becomes available and any other relevant documents to be filed with the SEC because they will contain important information about the Company and the proposed amendment. Shareholders may obtain free copies of  these documents through the website maintained by the SEC at www.sec.gov, by directing a request by telephone or mail to Attn: Paul A. Driscoll, Secretary, Hampton Roads Bankshares, Inc., 641 Lynnhaven Parkway, Virginia Beach, Virginia 23452 (telephone (757) 217-1000), or by accessing the Company’s website at www.bankofhamptonroads.com.  The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company. Information about the directors and executive officers of the Company will be set forth in the definitive proxy statement for the Company’s 2015 annual meeting of shareholders.